Exhibit 10.35
AWARD AGREEMENT
(Non-Qualified Stock Option)

Name of Employee:	(Employee Name)

Name of Plan:	1997 Stock Incentive Plan

Date of Option Grant:	(Grant Date)

Number of Option Shares:	X,XXX

Option Price Per Share:	$ XX.XX

Vesting Schedule:
XXX shares	X/XX/20XX
XXX shares	X/XX/20XX
XXX shares	X/XX/20XX

Expiration Date:	X/XX/20XX
     ARCH COAL, INC. (“Arch Coal”) hereby confirms this grant of a non-qualified stock option to purchase shares of Arch Coal Common Stock (the “Option”) to the above-named employee (“Employee”). The terms of this Agreement and the 1997 Stock Incentive Plan (the “Plan”) shall govern this Option in all respects.
     This Option shall vest and become exercisable based on the Vesting Schedule described above. In addition, the Option can become exercisable upon the occurrence of other events as specified in the Plan.
     Nothing in the Plan or this Option should confer on any Employee any right to continue in the employment of Arch Coal or interfere in any way with the right of Arch Coal to terminate Employee’s employment at any time.
     This Award Agreement shall not be valid unless signed by the Employee and returned to the Human Resources Department.
ARCH COAL, INC.
Sheila B. Feldman
Vice President,
Human Resources
     I hereby accept the Options granted above under the terms and conditions of the Plan and this Agreement. I also acknowledge I have received the Arch Coal, Inc. 1997 Stock Incentive Plan (As Amended and Restated on July 22, 2004).

DATE:	EMPLOYEE:
Please return one signed copy to Linda Eggers on or before (Date).